PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: Genevieve Haldeman Vice President of Global Communications (831) 458-7343

Plantronics Announces Third Quarter Fiscal Year 2013 Results
Revenue & Earnings per Share Exceed Guidance, Unified Communications Net Revenues Grow 43% Year-over-Year

SANTA CRUZ, CA - January 29, 2013 - Plantronics, Inc. (NYSE: PLT) today announced third quarter fiscal year 2013 results. Highlights of the quarter include the following (comparisons are against the third quarter of fiscal year 2012):

•	Net revenues were $197.4 million, an increase of 8% compared with $183.2 million.

•	GAAP gross margin was 51.8% compared with 52.5%; non-GAAP gross margin was 52.2% compared with 52.8%.

•	GAAP operating income was $34.6 million; non-GAAP operating income was $41.7 million as compared to $37.4 million and $42.0 million, respectively.

•	GAAP diluted earnings per share (“EPS”) was $0.66, a decrease of $0.05, or 7%, and higher than our guidance of $0.54 to $0.61.

•	Non-GAAP diluted EPS was $0.73, a decrease of $0.02, or 3%, and higher than our guidance of $0.63 to $0.70.

Q3 GAAP Results

	Q3 2013		Q3 2012		Change (%)
Net revenues	$197.4	million	$183.2	million	7.7%
Operating income	$34.6	million	$37.4	million	(7.5)%
Operating margin	17.5%		20.4%
Diluted EPS	$0.66		$0.71		(7.0)%

Q3 Non-GAAP Results

	Q3 2013		Q3 2012		Change (%)
Operating income	$41.7	million	$42.0	million	(0.7)%
Operating margin	21.1%		22.9%
Diluted EPS	$0.73		$0.75		(2.7)%

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

“We achieved robust growth in Unified Communications (“UC”) net revenues as global adoption of the technology continues,” said Ken Kannappan, President & CEO. “Solid revenue in Office and Contact Center (“OCC”) combined with market share gains in mono Bluetooth in the U.S. furthered our revenue growth in the quarter.”

“We continued to strategically invest in our UC product portfolio to strengthen our position as a leader in UC, while maintaining profitability within our long-term target range,” said Pam Strayer, Senior Vice President and Chief Financial Officer. “We are focused on driving efficiency throughout the company to maximize our long-term investment in UC.”

OCC net revenues increased 5% to $139.4 million compared with $133.3 million in the third quarter of fiscal year 2012 driven by the strength of our UC revenues. Net revenues from UC products, a subset of OCC, grew by 43% to $36.1 million in the third quarter of fiscal year 2013 compared with $25.2 million in the third quarter of fiscal year 2012.

Mobile net revenues were $44.1 million in the third quarter of fiscal year 2013, an increase of $8.1 million, or 23%, from $36.0 million in the third quarter of fiscal year 2012 primarily as a result of strong product launches and good product placement in our retail channels.

Dividend Announcement

We also announced that our Board of Directors declared a quarterly dividend of $0.10 per share. The dividend will be payable on March 11, 2013 to stockholders of record at the close of business on February 20, 2013.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

We have a “book and ship” business model whereby we ship most orders to customers within 48 hours of receipt of those orders, and, therefore, the level of backlog does not provide reliable visibility into potential future revenues. In addition, our incoming orders have historically been low during the last two weeks of December and the first half of January, and have then increased significantly into February and March.

Our business is inherently difficult to forecast, particularly with continuing uncertainty in global economic conditions, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.

Subject to the foregoing, we currently expect the following range of financial results for the fourth quarter of fiscal year 2013:

•	Net revenues of $190 million to $195 million;

•	GAAP operating income of $33 million to $35 million;

•	Non-GAAP operating income of $39 million to $41 million, excluding the impact of $6 million from stock-based compensation, accelerated depreciation, and restructuring costs from GAAP operating income;

•	Assuming approximately 42.7 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.63 to $0.67;

•	Non-GAAP diluted EPS of $0.68 to $0.72; and

•
Cost of stock-based compensation, accelerated depreciation and restructuring costs to be approximately $0.09 per diluted share, with an expected partial offset of approximately $0.04 related to the retroactive reinstatement of the research and development (“R&D”) tax credit in the U.S.

Please see our new Investor Relations Presentation available on our corporate website at www.plantronics.com/ir.

Conference Call Scheduled to Discuss Financial Results

We have scheduled a conference call to discuss third quarter fiscal year 2013 results. The conference call will take place today, January 29, 2013, at 2:00 PM (Pacific Time). All interested investors and potential investors in our stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Plantronics Conference Call.”  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID # 70844491 will be available until February 28, 2013 at (855) 859-2056 or (800) 585-8367 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast in the Investor Relations section of our corporate website at www.plantronics.com/ir, and the webcast of the conference call will remain available on our website for 30 days.

Use of Non-GAAP Financial Information

For the periods presented, we have excluded certain non-cash expenses and charges, net of tax, including stock-based compensation related to stock options, restricted stock and employee stock purchases, purchase accounting amortization, accelerated depreciation, restructuring and other related charges, and an expected retroactive reinstatement of the R&D tax credit, along with the tax benefits from the expiration of certain statutes of limitations from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS.  We exclude these expenses from our non-GAAP measures primarily because management does not consider them as part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results to our long-term target operating model goals. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, the effective tax rate, net income, or EPS prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our expenses and our long-term operating margin target, (ii) our estimates of GAAP and non-GAAP financial results for the fourth quarter of fiscal year 2013, including net revenues, operating income and diluted EPS; (iii) our estimates of stock-based compensation, accelerated depreciation, restructuring and other related charges, and tax benefits from the expiration of certain statutes of limitation, and the retroactive reinstatement of the R&D tax credit for the fourth quarter of fiscal year 2013, as well as the impact of these non-cash expenses on Non-GAAP operating income and diluted EPS; and (iv) our estimate of weighted average shares outstanding for the fourth quarter of fiscal year 2013, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Micro and macro economic conditions in our domestic and international markets;

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and IBM, and we have a limited ability to influence such providers with respect to the functionality of their platforms, their rate of deployment, and their willingness to integrate their platforms with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms developed by the major UC providers as these platforms continue to evolve and become more commonly adopted; (iii) the development of UC solutions is technically complex and this may delay or limit our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers on a timely basis; (iv) our development of UC solutions is dependent on our ability to implement and execute new and different processes in connection with the design, development and manufacturing of complex electronic systems comprised of hardware, firmware and software that must work in a wide variety of environments and multiple variations, which may in some instances increase the risk of development delays or errors and require the hiring of new personnel and/or third party contractors which increases our costs; (v) because UC offerings involve complex integration of hardware and software with UC infrastructure, our sales model and expertise will need to continue to evolve; (vi) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; (vii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; and, (viii) UC may evolve rapidly and unpredictably and our inability to timely and cost-effectively adapt to those changes and future requirements may impact our profitability in this market and our overall margins;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems that might affect our manufacturing facilities in Mexico; and

•	seasonality in one or more of our business segments.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 25, 2012 and other filings with the Securities and Exchange Commission, as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics and the logo design are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net revenues	$197,402	$183,236	$558,047	$535,784
Cost of revenues	95,238	87,024	260,959	246,548
Gross profit	102,164	96,212	297,088	289,236
Gross profit %	51.8%	52.5%	53.2%	54.0%

Research, development and engineering	20,248	16,829	59,525	51,386
Selling, general and administrative	45,442	41,976	134,476	128,510
Restructuring and other related charges	1,868	—	1,868	—
Total operating expenses	67,558	58,805	195,869	179,896
Operating income	34,606	37,407	101,219	109,340
Operating income %	17.5%	20.4%	18.1%	20.4%

Interest and other income, net	177	406	464	989
Income before income taxes	34,783	37,813	101,683	110,329
Income tax expense	6,577	6,915	23,990	25,179
Net income	$28,206	$30,898	$77,693	$85,150

% of net revenues	14.3%	16.9%	13.9%	15.9%

Earnings per common share:
Basic	$0.68	$0.73	$1.87	$1.91
Diluted	$0.66	$0.71	$1.82	$1.86

Shares used in computing earnings per common share:
Basic	41,745	42,541	41,629	44,623
Diluted	42,618	43,640	42,579	45,857

Effective tax rate	18.9%	18.3%	23.6%	22.8%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	December 31,	March 31,
	2012	2012
ASSETS
Cash and cash equivalents	$196,656	$209,335
Short-term investments	132,245	125,177
Total cash, cash equivalents and short-term investments	328,901	334,512
Accounts receivable, net	112,677	111,771
Inventory, net	66,905	53,713
Deferred tax assets	11,208	11,090
Other current assets	13,301	13,088
Total current assets	532,992	524,174
Long-term investments	79,619	55,347
Property, plant and equipment, net	93,552	76,159
Goodwill and purchased intangibles, net	16,773	14,388
Other assets	2,521	2,402
Total assets	$725,457	$672,470

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$36,012	$34,126
Accrued liabilities	58,270	52,067
Total current liabilities	94,282	86,193
Deferred tax liabilities	2,158	8,673
Long-term income taxes payable	11,636	12,150
Revolving line of credit	20,000	37,000
Other long-term liabilities	1,008	1,210
Total liabilities	129,084	145,226
Stockholders' equity	596,373	527,244
Total liabilities and stockholders' equity	$725,457	$672,470

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

GAAP Gross profit	$102,164	$96,212	$297,088	$289,236
Stock-based compensation	507	559	1,629	1,664
Accelerated depreciation	318	—	760	—
Purchase accounting amortization	—	—	—	187
Non-GAAP Gross profit	$102,989	$96,771	$299,477	$291,087
Non-GAAP Gross profit %	52.2%	52.8%	53.7%	54.3%

GAAP Research, development and engineering	$20,248	$16,829	$59,525	$51,386
Stock-based compensation	(1,336)	(953)	(3,716)	(2,928)
Accelerated depreciation	(223)	—	(506)	—
Non-GAAP Research, development and engineering	$18,689	$15,876	$55,303	$48,458

GAAP Selling, general and administrative	$45,442	$41,976	$134,476	$128,510
Stock-based compensation	(2,849)	(3,067)	(8,829)	(8,674)
Purchase accounting amortization	—	—	—	(142)
Non-GAAP Selling, general and administrative	$42,593	$38,909	$125,647	$119,694

GAAP Restructuring and other related charges	$1,868	$—	$1,868	$—

GAAP Operating expenses	$67,558	$58,805	$195,869	$179,896
Stock-based compensation	(4,185)	(4,020)	(12,545)	(11,602)
Accelerated depreciation	(223)	—	(506)	—
Purchase accounting amortization	—	—	—	(142)
Restructuring and other related charges	(1,868)	—	(1,868)	—
Non-GAAP Operating expenses	$61,282	$54,785	$180,950	$168,152

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Nine Months Ended
	December 31,				December 31,
	2012		2011		2012		2011

GAAP Operating income	$34,606		$37,407		$101,219		$109,340
Stock-based compensation	4,692		4,579		14,174		13,266
Accelerated depreciation	541		—		1,266		—
Purchase accounting amortization	—		—		—		329
Restructuring and other related charges	1,868		—		1,868		—
Non-GAAP Operating income	$41,707		$41,986		$118,527		$122,935

GAAP Net income	$28,206		$30,898		$77,693		$85,150
Stock-based compensation	4,692		4,579		14,174		13,266
Accelerated depreciation	541		—		1,266		—
Purchase accounting amortization	—		—		—		329
Restructuring and other related charges	1,868		—		1,868		—
Income tax effect	(4,137)	(1)	(2,955)	(2)	(7,206)	(1)	(5,802)	(3)
Non-GAAP Net income	$31,170		$32,522		$87,795		$92,943

GAAP Diluted earnings per common share	$0.66		$0.71		$1.82		$1.86
Stock-based compensation	0.11		0.11		0.33		0.29
Accelerated depreciation	0.01		—		0.02		—
Purchase accounting amortization	—		—		—		0.01
Restructuring and other related charges	0.05		—		0.05		—
Income tax effect	(0.10)		(0.07)		(0.16)		(0.13)
Non-GAAP Diluted earnings per common share	$0.73		$0.75		$2.06		$2.03

Shares used in diluted earnings per common share calculation	42,618		43,640		42,579		45,857

(1) Excluded amount represents tax benefits from stock-based compensation, accelerated depreciation, restructuring and other related charges, and $2,071 related to the expiration of certain statutes of limitations.
(2) Excluded amount represents tax benefits from stock-based compensation and $1,507 from the expiration of certain statutes of limitations.
(3) Excluded amount represents tax benefits from stock-based compensation, purchase accounting amortization and $1,507 from the expiration of certain statutes of limitations.

Use of Non-GAAP Financial Information
For the periods presented, we have excluded certain non-cash expenses and charges, net of tax, including stock-based compensation related to stock options, restricted stock and employee stock purchases, purchase accounting amortization, accelerated depreciation, restructuring and other related charges, along with the tax benefits from the expiration of certain statues of limitations from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS. We exclude these expenses from our non-GAAP measures primarily because management does not consider them as part of our target operating model. We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results to our long-term target operating model goals. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, the effective tax rate, net income or EPS prepared in accordance with GAAP.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q112	Q212	Q312	Q412	Q113	Q213	Q313
GAAP Gross profit	$94,058	$98,966	$96,212	$95,115	$97,696	$97,228	$102,164
Stock-based compensation	546	559	559	548	596	526	507
Accelerated depreciation	—	—	—	—	124	318	318
Purchase accounting amortization	125	62	—	—	—	—	—
Non-GAAP Gross profit	$94,729	$99,587	$96,771	$95,663	$98,416	$98,072	$102,989
Non-GAAP Gross profit %	53.9%	56.3%	52.8%	53.9%	54.3%	54.7%	52.2%

GAAP Operating expenses	$59,022	$62,069	$58,805	$63,102	$65,600	$62,711	$67,558
Stock-based compensation	(3,633)	(3,949)	(4,020)	(3,667)	(4,024)	(4,336)	(4,185)
Accelerated depreciation	—	—	—	—	(57)	(226)	(223)
Purchase accounting amortization	(71)	(71)	—	—	—	—	—
Restructuring and other related charges	—	—	—	—	—	—	(1,868)
Non-GAAP Operating expenses	$55,318	$58,049	$54,785	$59,435	$61,519	$58,149	$61,282

GAAP Operating income	$35,036	$36,897	$37,407	$32,013	$32,096	$34,517	$34,606
Stock-based compensation	4,179	4,508	4,579	4,215	4,620	4,862	4,692
Accelerated depreciation	—	—	—	—	181	544	541
Purchase accounting amortization	196	133	—	—	—	—	—
Restructuring and other related charges	—	—	—	—	—	—	1,868
Non-GAAP Operating income	$39,411	$41,538	$41,986	$36,228	$36,897	$39,923	$41,707
Non-GAAP Operating income %	22.4%	23.5%	22.9%	20.4%	20.3%	22.3%	21.1%

GAAP Income before income taxes	$35,677	$36,839	$37,813	$32,273	$32,108	$34,792	$34,783
Stock-based compensation	4,179	4,508	4,579	4,215	4,620	4,862	4,692
Accelerated depreciation	—	—	—	—	181	544	541
Purchase accounting amortization	196	133	—	—	—	—	—
Restructuring and other related charges	—	—	—	—	—	—	1,868
Non-GAAP Income before income taxes	$40,052	$41,480	$42,392	$36,488	$36,909	$40,198	$41,884

GAAP Income tax expense	$8,946	$9,318	$6,915	$8,387	$8,545	$8,868	$6,577
Income tax effect of stock-based compensation	1,282	1,441	1,448	1,292	1,382	1,532	1,342
Income tax effect of accelerated depreciation	—	—	—	—	39	116	124
Income tax effect of purchase accounting amortization	74	50	—	—	—	—	—
Income tax effect of restructuring and other related charges	—	—	—	—	—	—	600
Tax benefit from the expiration of certain statutes of limitations	—	—	1,507	—	—	—	2,071
Non-GAAP Income tax expense	$10,302	$10,809	$9,870	$9,679	$9,966	$10,516	$10,714
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	25.7%	26.1%	23.3%	26.5%	27.0%	26.2%	25.6%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q112	Q212	Q312	Q412	Q113	Q213	Q313
GAAP Net income	$26,731	$27,521	$30,898	$23,886	$23,563	$25,924	$28,206
Stock-based compensation	4,179	4,508	4,579	4,215	4,620	4,862	4,692
Accelerated depreciation	—	—	—	—	181	544	541
Purchase accounting amortization	196	133	—	—	—	—	—
Restructuring and other related charges	—	—	—	—	—	—	1,868
Income tax effect	(1,356)	(1,491)	(2,955)	(1,292)	(1,421)	(1,648)	(4,137)
Non-GAAP Net income	$29,750	$30,671	$32,522	$26,809	$26,943	$29,682	$31,170

GAAP Diluted earnings per common share	$0.56	$0.60	$0.71	$0.55	$0.55	$0.61	$0.66
Stock-based compensation	0.09	0.10	0.11	0.10	0.11	0.11	0.11
Accelerated depreciation	—	—	—	—	—	0.01	0.01
Restructuring and other related charges	—	—	—	—	—	—	0.05
Income tax effect	(0.03)	(0.03)	(0.07)	(0.03)	(0.03)	(0.03)	(0.10)
Non-GAAP Diluted earnings per common share	$0.62	$0.67	$0.75	$0.62	$0.63	$0.70	$0.73

Shares used in diluted earnings per common share calculation	48,060	45,717	43,640	43,329	42,570	42,403	42,618

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Office and Contact Center	$130,999	$136,395	$133,335	$130,980	$134,033	$133,119	$139,449
Mobile	32,164	28,341	36,024	35,296	36,157	33,305	44,138
Gaming and Computer Audio	7,395	8,381	9,209	6,870	6,789	7,797	9,024
Clarity	5,042	3,831	4,668	4,438	4,386	5,059	4,791
Total net revenues	$175,600	$176,948	$183,236	$177,584	$181,365	$179,280	$197,402

Net revenues by geographic area from unaffiliated customers:
Domestic	$100,291	$101,196	$99,070	$105,676	$104,078	$107,513	$111,847
International	75,309	75,752	84,166	71,908	77,287	71,767	85,555
Total net revenues	$175,600	$176,948	$183,236	$177,584	$181,365	$179,280	$197,402

Balance Sheet accounts and metrics:
Accounts receivable, net	$108,516	$103,026	$109,677	$111,771	$108,300	$108,070	$112,677
Days sales outstanding (DSO)	56	52	54	57	54	54	51
Inventory, net	$57,697	$60,717	$57,799	$53,713	$58,932	$61,639	$66,905
Inventory turns	5.7	5.1	6.0	6.1	5.7	5.3	5.7